Exhibit 99.1

Guidance Software Reports Record Fourth Quarter and Annual Results; Company Achieves Record Quarterly and Annual Revenue, $17.0 million and $55.9 million, a 38% and 41% Increase Year-Over-Year.

PASADENA, Calif., Feb 21, 2007 – Guidance Software, Inc. (NASDAQ:GUID; www.guidancesoftware.com), the leading provider of digital investigative solutions, today announced fourth quarter 2006 revenue of $17.0 million. This represents a 38% increase compared to $12.4 million in the same quarter last year. Full year 2006 revenues were $55.9 million, a 41% increase from $39.5 million in full year 2005. Net loss for the fourth quarter was $0.9 million, or ($.05) per share and for the fiscal year net loss was $3.1 million, or ($.16) per share.

“In 2006, we delivered exceptional performance, including strong sales growth, while managing the heavy workload of taking the company public and launching the newest versions of our software,” said John Colbert, chief executive officer of Guidance Software. “Our accomplishments highlight our ability to execute under pressure and to continue to develop the diverse markets for our market-leading digital investigative solutions.”

Our accomplishments during the year measured by a number of important operational metrics include:

•

During the course of the year, we delivered upgrades on all of our key product lines including EnCase Forensic, EnCase Enterprise, and the eDiscovery suite. In addition, we introduced the Information Assurance suite targeted toward the unique needs of the federal government market.

•

We responded to the growth in demand for our products by expanding our company’s infrastructure and ability to execute. We invested in our sales forces, grew overall company headcount from 221 to 338, and opened several new offices, all while maintaining focus on our strategic vision.

•	With the introduction of our Enterprise product suites in late 2005 and 2006, we saw 43 customers purchase at least one of these newly released suites.

Key financial metrics for the fourth quarter and year were also positive:

•	Gross margins for the fourth quarter and fiscal year were:

Margin Type	GAAP
	Q4:06	FY:06
Overall GM	69.2%	71.2%
Product GM	92.0%	92.5%
Service GM	35.0%	41.5%

Gross margins experienced some downward pressure in the fourth quarter and year due to one-time costs associated with the release of Version 6 of our EnCase product and continued investment in our services divisions.

•

Operating expenses for the fourth quarter and year were $12.7 million (74.7% of revenue; including $0.4 million of share-based compensation and $0.2 million of non-cash office lease related expenses) and $43.0 million (77.0% of revenue; including $0.9 million in share-based compensation). The 61.4% increase in operating expense on a year-over-year basis was largely the result of expansion in head count and related office facilities in the areas of sales, development, and administrative. These groups experienced faster than average growth in an effort to quickly capitalize on the significant market opportunity we have before us and operate as a public company.

•

Cash and investments were $32.7 million at December 31, 2006 versus $7.6 million on December 31, 2005. The increase in cash and investments was largely the result of the $34.8 million in proceeds raised in the company’s December 13, 2006 Initial Public Offering.

•

We experienced increases in deferred revenue. Deferred revenue as of December 31, 2006 was $20.2 million, a 10.2% increase compared to $18.4 million as of the September 30, 2006, and a 23.9% increase from December 31, 2005.

•

Share-based compensation for the fourth quarter and year were $0.5 million (3.1% of revenue) and $1.1 million (2.0% of revenue). Prior to January 1, 2006, we did not record share-based compensation as under the previous accounting guidance the company did not incur any share-based compensation.

“Our financial performance for the fourth quarter and the fiscal year underscores the focus we have always placed on growth and disciplined execution while investing in our strategic vision,” said Frank Sansone, chief financial officer at Guidance Software.

About Guidance Software:

Guidance Software is the industry leader in digital investigative solutions. Its EnCase® platform provides the foundation for government, corporate and law enforcement organizations to conduct thorough and effective computer investigations including incident response, compliance auditing and responding to eDiscovery requests—all while maintaining the forensic integrity of the data. Guidance Software has licensed more than 20,000 copies of its EnCase Forensic software, and thousands of investigators and corporate security personnel attend Guidance Software’s forensic methodology training annually. Recognized by numerous courts worldwide, EnCase has also been honored with top security awards and recognition from eWEEK, SC Magazine and Network Computing, as well as the Socha-Gelbman Survey.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. There can be no assurance that demand for the company’s products will continue at current or greater levels, or that the company will continue to grow revenues, or be profitable. There are also risks that the company’s pursuit of providing network security and eDiscovery technology might not be successful, or that if successful, it will not materially enhance the company’s financial performance; that the company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact the company’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software’s periodic reports and registration statements filed with the Securities and Exchange Commission. The company specifically disclaims any responsibility for updating these forward-looking statements.

Guidance Software, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2006 (b)	2005	2006 (b)
Revenues:
Product revenue	$7,695	$10,202	$23,138	$32,565
Services and maintenance revenue (a)	4,656	6,824	16,367	23,300

Total revenues	12,351	17,026	39,505	55,865

Cost of revenues:
Cost of product revenue (c)	625	806	2,202	2,429
Cost of services and maintenance revenue (c)	2,907	4,430	9,146	13,639

Total cost of revenues	3,532	5,236	11,348	16,068

Gross profit	8,819	11,790	28,157	39,797

Operating expenses:
Selling and marketing (a), (c)	4,993	8,013	15,691	26,238
Research and development (c)	1,471	1,865	4,680	7,113
General and administrative (c)	1,629	2,305	4,933	7,840
Depreciation (c)	370	542	1,347	1,823

Total operating expenses	8,463	12,725	26,651	43,014

Operating income (loss)	356	(935)	1,506	(3,217)

Other income	51	75	123	187
Income tax provision	—	17	13	39

Net income (loss)	$407	$(877)	$1,616	$(3,069)

Net income (loss) per share	$0.02	$(0.05)	$0.08	$(0.16)

Shares used in per share calculation - diluted	21,409	19,487	21,023	19,530

Share based compensation expense was allocated as follows:
Cost of product revenue	—	—	—	2
Cost of service and maintenance revenue	—	115	—	232
Selling and marketing	—	149	—	328
Research and development	—	80	—	148
General and administrative	—	176	—	392

Total share-based compensation expense	—	520	—	1,102

(a)	For the year ended December 31, 2006, we have changed our classification of sponsorships earned for CEIC sponsorships from service revenue to a reduction of selling and marketing expenses. Accordingly, $525 thousand of sponsorship fees previously reported as service revenues have been reclassified as reductions to selling and marketing expenses.

(b)	Prior to January 1, 2006, we accounted for share-based compensation under Accounting Principles Board, Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). In accordance with APB 25, we had historically used the intrinsic value method to account for share-based compensation expense. Beginning on January 1, 2006, we account for share-based compensation expense under the fair value method in accordance with Statement of Financial Accounting Standards No. 123R, “Share Based Payment” (“SFAS 123R”). We adopted the prospective transition method, and accordingly, results from prior periods have not been restated to show the effect of the fair value method for GAAP purposes.

(c)	For the year ended December 31, 2006, we have changed our presentation of depreciation. Prior to December 31, 2006, depreciation was allocated to each expense line in the of the statement of operations. For the year ended December 31, 2006, and all periods shown, depreciation is presented as a single line in the financial statements.

Guidance Software, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2005	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$7,556	$8,041
Marketable debt securities	—	24,694
Trade receivables, net	10,235	17,513
Prepaid expenses, inventory and other current assets	710	2,064

Total current assets	18,501	52,312
Property and equipment, net	2,839	6,526
Other assets	162	507
Capitalized offering costs	24	—

Total assets	$21,526	$59,345

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$1,820	$5,494
Accrued expenses	3,664	3,974
Capital leases	472	942
Deferred revenues	13,905	18,123

Total current liabilities	19,861	28,533

Long-term liabilities:
Rent incentives	805	1,537
Capital leases	261	488
Deferred revenues	2,414	2,098

Total long-term liabilities	3,480	4,123
Stockholders’ (deficit) equity
Common stock	20	22
Additional paid-in capital	3,032	36,330
Accumulated other comprehensive income	—	(17)
Accumulated deficit	(4,867)	(9,646)

Total stockholders’ (deficit) equity	(1,815)	26,689

Total liabilities and stockholders’ equity	$21,526	$59,345